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                                                                    Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors and Stockholders
TMBR/Sharp Drilling, Inc.


         As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.



                                        /s/ ARTHUR ANDERSEN  LLP



Dallas, Texas
March 13, 1997